United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(31,586,822)
Realized Trading Gain (Loss) on Swaps	(153)
Unrealized Gain (Loss) on Market Value of Futures	(8,575,145)
Unrealized Gain (Loss) on Market Value of Swaps	(9,966)
Dividend Income	7,798
Interest Income	12,186
ETF Transaction Fees	13,000
Total Income (Loss)	$(40,139,102)

Expenses
General Partner Management Fees	$367,244
Professional Fees	153,644
Brokerage Commissions	150,624
SEC & FINRA Fees	25,214
Non-interested Directors' Fees and Expenses	9,391
NYMEX License Fee	9,181
Prepaid Insurance Expense	7,798
Total Expenses	$723,096
Net Income (Loss)	$(40,862,198)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/14	$732,879,521
Additions (6,000,000 Shares)	148,086,461
Withdrawals (6,600,000 Shares)	(165,529,078)
Net Income (Loss)	(40,862,198)

Net Asset Value End of Month	$674,574,706
Net Asset Value Per Share (26,866,476 Shares)	$25.11

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612